EXECUTION COPY

________________________________________________________________________

USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. — USIMINAS

AND

THE BANK OF NEW YORK

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of September 25, 2001

____________________________________________________________

Table of Contents

SECTION 1.01

AMERICAN DEPOSITARY SHARES.

SECTION 1.02

BENEFICIAL OWNER.

SECTION 1.03

BUSINESS DAY.

SECTION 1.04

CHARTER.

SECTION 1.05

COMMISSION.

SECTION 1.06

COMPANY.

SECTION 1.07

CUSTODIAN.

SECTION 1.08

DEPOSIT AGREEMENT.

SECTION 1.09

DEPOSITARY; CORPORATE TRUST OFFICE.

SECTION 1.10

DEPOSITED SECURITIES.

SECTION 1.11

DOLLARS; REAIS.

SECTION 1.12

FOREIGN CURRENCY.

SECTION 1.13

FOREIGN REGISTRAR.

SECTION 1.14

OWNER.

SECTION 1.15

PRE-RELEASE.

SECTION 1.16

RECEIPTS.

SECTION 1.17

REGISTRAR.

SECTION 1.18

RESTRICTED SECURITIES.

SECTION 1.19

SECURITIES ACT.

SECTION 1.20

SHARES.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01

FORM AND TRANSFERABILITY OF RECEIPTS.

SECTION 2.02

DEPOSIT OF SHARES.

SECTION 2.03

EXECUTION AND DELIVERY OF RECEIPTS.

SECTION 2.04

TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

SECTION 2.05

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

SECTION 2.06

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.07

LOST RECEIPTS, ETC.

SECTION 2.08

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

SECTION 2.09

PRE-RELEASE OF RECEIPTS.

SECTION 2.10

MAINTENANCE OF RECORDS.

ARTICLE 3.

SECTION 3.01

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

SECTION 3.02

LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

SECTION 3.03

WARRANTIES ON DEPOSIT OF SHARES.

SECTION 3.04

DISCLOSURE OF INTERESTS.

SECTION 3.05

OWNERSHIP RESTRICTIONS.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01

CASH DISTRIBUTIONS.

SECTION 4.02

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

SECTION 4.03

DISTRIBUTIONS IN SHARES.

SECTION 4.04

RIGHTS.

SECTION 4.05

CONVERSION OF FOREIGN CURRENCY.

SECTION 4.06

FIXING OF RECORD DATE.

SECTION 4.07

VOTING OF DEPOSITED SECURITIES.

SECTION 4.08

CHANGES AFFECTING DEPOSITED SECURITIES.

SECTION 4.09

REPORTS.

SECTION 4.10

LISTS OF OWNERS.

SECTION 4.11

WITHHOLDING.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01

MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

SECTION 5.02

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE

SECTION 5.02

COMPANY.

SECTION 5.03

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

SECTION 5.04

RESIGNATION AND REMOVAL OF THE DEPOSITARY.

SECTION 5.05

THE CUSTODIAN.

SECTION 5.06

NOTICES AND REPORTS.

SECTION 5.07

DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS, ETC.

SECTION 5.08

INDEMNIFICATION.

SECTION 5.09

CHARGES OF DEPOSITARY.

SECTION 5.10

EXCLUSIVITY.

SECTION 5.11

LIST OF RESTRICTED SECURITIES OWNERS.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01

AMENDMENT.

SECTION 6.02

TERMINATION.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01

COUNTERPARTS.

SECTION 7.02

NO THIRD PARTY BENEFICIARIES.

SECTION 7.03

SEVERABILITY.

SECTION 7.04

REGULATORY COMPLIANCE.

SECTION 7.05

BINDING EFFECT ON OWNERS AND BENEFICIAL OWNERS.

SECTION 7.06

NOTICES.

SECTION 7.07

HEADINGS.

SECTION 7.08

SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

SECTION 7.09 GOVERNING LAW.

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Usiminas-DA7.doc\cc

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of September 25, 2001, among USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. — USIMINAS, a sociedade anônima (a corporation with limited liability) organized under the laws of the Federative Republic of Brazil (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares (as hereinafter defined) representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01

            American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent one Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 or otherwise with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections or otherwise.

SECTION 1.02

            Beneficial Owner.

The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.03

            Business Day.

The term "Business Day" shall mean any day on which both banks in São Paulo, Brazil and banks in New York, New York are not required or authorized by law to close.

SECTION 1.04

            Charter.

The term "Charter" shall mean the Estatuto Social of the Company.

SECTION 1.05

            Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.06

            Company.

The term "Company" shall mean USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. — USIMINAS, a sociedade anônima (a corporation with limited liability), organized under the laws of the Federative Republic of Brazil, or its successor.

SECTION 1.07

            Custodian.

The term "Custodian" shall mean the principal São Paulo, Brazil office of Banco Bradesco S.A., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute custodian hereunder, as the context shall require.

SECTION 1.08

            Deposit Agreement.

The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.09

            Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.10

Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited (including as contemplated under Section 2.09) under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.11

Dollars; Reais.

The term "Dollars" shall mean United States dollars.  The term "Reais" shall mean the lawful currency of the Federative Republic of Brazil.

SECTION 1.12

Foreign Currency.

The term "Foreign Currency" shall mean currency other than Dollars.

SECTION 1.13

Foreign Registrar.

The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.14

Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.15

Pre-Release.

The term "Pre-Release" shall have the meaning set forth in Section 2.09.

SECTION 1.16

Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.17

Registrar.

The term "Registrar" shall mean The Bank of New York or any bank or trust company having an office in the Borough of Manhattan, appointed pursuant to Section 5.01.

SECTION 1.18

Restricted Securities.

The term "Restricted Securities" shall mean Shares, or American Depositary Shares representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act), or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Federative Republic of Brazil, or under a shareholder agreement or the Charter of the Company.

SECTION 1.19

Securities Act.

The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.20

Shares.

The term "Shares" shall mean the Company's non-voting ações preferenciais (preferred shares), without par value, in registered form, heretofore validly issued and outstanding and fully paid, non-assessable and free of any preemptive rights of the holders of outstanding Shares or hereafter validly issued, subscribed and outstanding and fully paid, non-assessable and free of any preemptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01

            Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  Receipts may be issued in denominations of any whole number of American Depositary Shares.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may, with the Company’s prior written approval, be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or with any provisions of the Charter or the Federative Republic of Brazilian law as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02

            Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares, or evidence of rights to receive Shares to the extent permitted by Section 2.09, may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by the governmental body or bodies in the Federative Republic of Brazil which is or are then regulating currency exchange.

If required by the Depositary, Shares or such evidence of rights to receive Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominees.

At the request and risk and expense of any person proposing to deposit Shares or such evidence of rights to receive Shares, and for the account of such person, the Depositary may receive certificates for Shares, if any, to be deposited, together with the other documents herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of Shares or such evidence of rights to receive Shares to be deposited hereunder, together with the other documents specified above, such Custodian shall, as soon as transfer and recordation can be accomplished, present such evidence of ownership to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into segregated accounts separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

SECTION 2.03

            Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares or such evidence of rights to receive Shares together with the other documents as specified in Section 2.02 by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the Deposited Securities.

The Depositary shall not issue Receipts except in accordance with this Section 2.03 and Sections 2.04, 2.07, 2.09, 4.03, 4.04 and 4.08.

SECTION 2.04

            Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and the United States of America.  Thereupon, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as the Receipts surrendered.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint, upon at least 20 days’ written notice to the Company, one or more co-transfer agents, reasonably acceptable to the Company, for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such appointment shall not be effective unless each co-transfer agent appointed under this Section 2.04 accepts such appointment in writing and agrees to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05

            Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Charter, the provisions of or governing the Deposited Securities and applicable law, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by delivery of (a) certificates for Shares, if any, in the name of such Owner or as ordered by him or certificates for Shares properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him, and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as promptly as practicable, as hereinafter provided.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon, the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the São Paulo, Brazil office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement and the Charter, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any Shares, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if any, and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.06

            Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, charge or fee with respect to Shares being deposited or withdrawn) and payment of any fees of the Depositary as provided in Section 5.09, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06 and any regulations deemed necessary or desirable by the Depositary or the Custodian to facilitate compliance with any applicable rules or regulations of the Banco Central do Brasil (the “Central Bank”) or the Comissão de Valores Mobiliários (the “CVM”).

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares for such offer and sale.

The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

SECTION 2.07

              Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08

            Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

SECTION 2.09

            Pre-Release of Receipts.

The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership).  No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) Business Days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  Prior to destroying any such records, the Depositary will notify the Company and will turn such records over to the Company upon its request.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS

OF RECEIPTS

SECTION 3.01

            Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts or Deposited Securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem reasonably necessary or proper or as the Company reasonably may require.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.  The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates, other information, or representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

SECTION 3.02

            Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any American Depositary Shares evidenced by a Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.03

            Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if any, are validly issued, fully paid, non-assessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent and warrant that, except with respect to the initial deposit and any deposit permitted hereunder pursuant to Section 4.03, 4.04 or 4.09, such person is not and shall not become at any time while such person holds Receipts or any beneficial interest therein an affiliate of the Company.  In addition, every person depositing Shares, taking delivery of or transferring Receipts, or surrendering Receipts and withdrawing Shares under this Deposit Agreement shall also be deemed thereby to acknowledge and agree that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

SECTION 3.04

            Disclosure of Interests.

To the extent that provisions of or governing any Deposited Securities (including the Charter or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

SECTION 3.05

            Ownership Restrictions.

The Company may restrict transfer of the Shares where such transfer might result in ownership of Shares exceeding limits under Brazilian law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfer of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Owner or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner in excess of such limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.  The Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with the reasonable and practicable written instructions of the Company as provided in this Section.  The Depositary shall incur no liability to Owners or Beneficial Owners for carrying out any instructions received from the Company pursuant to this Section.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01

            Cash Distributions.

Whenever the Depositary, or on its behalf, its agent, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and transfer such Dollars to the United States, and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.

SECTION 4.02

            Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary or on its behalf, its agent shall receive any distribution on any Deposited Securities other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary may, and shall if the Company so requests, as promptly as practicable, cause the securities or property received by it or its agent to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may, with the Company’s approval, which shall not be unreasonably withheld, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 and any expenses in connection with such sale) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01; provided, however, that no distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary, any of its agents or the Company.  To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in this Section 4.02, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.

SECTION 4.03

            Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In addition, the Depositary may withhold any distribution of Receipts under this Section 4.03 if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.  Provided that, in any such event, the Depositary may sell the Shares distributed upon the Deposited Securities and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.

SECTION 4.04

            Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall determine the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as provided in Section 5.09 and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

Unless otherwise instructed by the Company, if the Depositary determines that it is not lawful or feasible to make such rights available to all or certain Owners, it will use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sale (net of the fees of the Depositary as provided in Section 5.09, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 hereof.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, however, that nothing in this Deposit Agreement shall create, or shall be construed as creating, any obligation on the part of the Company to file a registration statement under the Securities Act with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05

            Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or the Custodian shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars.  If, at the time of conversion of such Foreign Currency into Dollars, such Dollars can, pursuant to applicable law, be transferred outside of the Federative Republic of Brazil for distribution to Owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary or the Custodian shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then as promptly as possible to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation, in each case pursuant to Section 4.01.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary or the Custodian as provided in Section 5.09.

If such conversion, transfer or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or the Custodian shall file as promptly as practicable such application for approval or license; however, the Depositary or the Custodian shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time Foreign Currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable into the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.06

            Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, in each case with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or for any other reason, the Depositary shall fix a record date, which date shall be the same date as the record date fixed by the Company, if any, or as close thereto as practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by each of them respectively and to give voting instructions and to act in respect of any other such matter.  The Company agrees to provide the Depositary with not less than 10 days' prior notice of any meeting of shareholders or of the Board of Directors of the Company, the agenda for which includes authorization for the declaration of a dividend; provided, however, that if the date for any such meeting is fixed less than 10 days prior to such meeting or the Company does not know, 10 days prior to such meeting, that a dividend may be declared at any such meeting, then the Company shall give such notice to the Depositary as promptly as practicable after such date is fixed or the Company learns that a dividend may be declared.

SECTION 4.07

            Voting of Deposited Securities.

Upon receipt of notice of any meeting or solicitation of proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting or solicitation (or if requested by the Company, a summary in English of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law, the Charter and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable and permitted under Brazilian law, the Charter and the Deposited Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares owned by such Owner in accordance with the instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially or adversely affects the rights of holders of Shares.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall deliver, at least two Business Days prior to the date of such meeting, to the Company, to the attention of its Chief Financial Officer, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts owned by the Owners at such meeting.  Delivery of instructions will be made at the expense of the Company  (unless otherwise agreed in writing by the Company and the Depositary); provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this Section.

SECTION 4.08

            Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, or split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the approval of the Company to the extent practicable, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09

            Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports, notices and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or a nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also make available for inspection by Owners copies of such reports, notices and communications when furnished by the Company pursuant to Section 5.06.  Any such reports, notices and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission applicable to the Company.  The Company agrees to provide to the Depositary, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), all documents that it provides to the Custodian.

In the event the Receipts are listed or quoted on a national securities exchange or quoted in an automated inter dealer quotation system in the United States, the Company will promptly transmit to the Custodian English language versions of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and the Depositary will, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the mailing, at the Company’s expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Owners or, at the request of the Company, make such notices, reports and other communications available to all Owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares issued by the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed.  The Depositary may rely upon such copy for all purposes of this Deposit Agreement.  The Depositary will, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make such copy and such notices, reports and other communications available for inspection by Owners at the Depositary’s office, at the office of the Custodian and at any other designated transfer offices.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In connection with any distribution to Owners, the Company or its agent will remit to the appropriate governmental authority or agency in the Federative Republic of Brazil all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  The Depositary shall forward to the Company or its agent in a timely manner such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments in respect of the American Depositary Shares, and the Company shall, to the extent reasonably practicable, provide the Depositary with such tax receipts or other similar documents as the Depositary may reasonably request to maintain such arrangements.  In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems reasonably necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by each of them respectively, all in accordance with applicable provisions of this Deposit Agreement.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01

            Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the delivery and surrender of Shares, withdrawal of Deposited Securities, execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company; provided that such inspection shall not be for the purpose of communicating with Owners for an object other than the business of the Company, including, without limitation, a matter related to this Deposit Agreement, the Receipts or the Deposited Securities.

The Depositary may, when deemed expedient by it in connection with the performance of its duties hereunder, and shall upon the reasonable request of the Company, close the transfer books, at any time or from time to time, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-Registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.  Such co-Registrar may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company, such approval not to be unreasonably withheld.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.02

            Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States, the Federative Republic of Brazil or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Charter or the Deposited Securities, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 hereof, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited by applicable law from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03

            Obligations of the Depositary, the Custodian and the Company.

The Company and each of its directors, employees, agents or affiliates assume no obligation nor shall they be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary and each of its directors, employees, agents or affiliates assume no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary, whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.04

            Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Such predecessor shall cooperate in good faith with the Company to permit such successor to perform its obligations hereunder as soon as possible following such successor's appointment hereunder.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05

            The Custodian.

The Depositary, after consultation with the Company, may from time to time appoint an agent, as permitted by Brazilian law and any other applicable laws or regulations, to act for it as Custodian hereunder.  The Custodian or its successor shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, and after consultation with the Company, appoint a substitute custodian, which shall thereafter be the Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute custodian, which shall thereafter be the Custodian hereunder.  Upon demand of the Depositary the Custodian shall deliver such of the Deposited Securities or evidence of ownership and title of the Deposited Securities held by it as are requested of it to such substitute custodian.  The substitute custodian shall deliver to the Depositary and the Company, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Company.

The Depositary agrees with the Company that at no time shall there be more than one Custodian acting in connection with this Deposit Agreement.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06

            Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights with respect to the Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission applicable to the Company, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications, which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing, as promptly as practicable and at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), of copies of such notices, reports and communications (or if requested by the Company, a summary thereof) to all Owners or make such notices, reports and communications available to all Owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07

            Distribution of Additional Shares, Rights, etc.

In the event of any issuance of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for such securities as a dividend or distribution with respect to the Shares or other Deposited Securities represented by the American Depositary Shares issued hereunder (each a “distribution”), the Company agrees that with respect to such issuance, the Company will (i) forward to the Depositary written instructions as to the manner in which the Depositary is to effect actual delivery and (ii) upon the Depositary's reasonable request, promptly furnish to the Depositary, at the Company's expense, a written opinion from recognized United States counsel for the Company stating that such Distribution will not violate the Securities Act.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company (an affiliate) will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act or unless the offering and sale of such Shares is exempt from registration under the provisions of the Securities Act.  In the event that the Company relies upon an exemption, the Company agrees that it will provide the Depositary with a written statement as to the exemption upon which the Company so relies and, if the Depositary reasonably requests, the Company will furnish to the Depositary written opinion of recognized counsel stating that the offering and sale of such Shares is exempt from registration under the provisions of the Securities Act.  The Company will advise each person who, to the best knowledge of the Company, controls, or is under common control with, the Company that such person is subject to the same restrictions on the deposit of Shares as the Company and persons controlled by the Company.

SECTION 5.08

            Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or material omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof.  However, for the avoidance of doubt, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of Shares, except to the extent any such liability arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or any Custodian.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipt, as the same may be amended, modified or supplemented from time to time by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.09

            Charges of Depositary.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person.

The Company agrees to pay the fees and reasonable out-of-pocket expenses of the Depositary and those of the Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statements for fees and such expenses to the Company at least once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10

Exclusivity.

The Company agrees not to appoint any other depositary for issuance of Receipts evidencing American Depositary Shares so long as The Bank of New York is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04.

SECTION 5.11

List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01

            Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02

            Termination.

The Depositary shall at any time, at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner's order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).   At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and such other cash.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01

            Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

SECTION 7.02

            No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03

            Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04

            Regulatory Compliance.

The Depositary and the Company hereby confirm to each other that, for as long as this Deposit Agreement is in effect, they shall comply with any requirements for registration of the amount of Deposited Securities with the Central Bank and furnish to the CVM and the Central Bank any information and documents related to the Deposited Securities, the Receipts, the Shares, this Deposit Agreement and the Depositary's obligations hereunder whenever required pursuant to applicable law or regulation or as may be requested by such authorities from time to time, whether such information and documents are requested from the Depositary or the Company, as applicable.  In the event that the Depositary or the Custodian shall be advised (in writing) by reputable independent Brazilian counsel (the "Legal Warning") that the Depositary or Custodian reasonably could be subject to criminal or material, as reasonably determined by the Depositary, civil liabilities as a result of the Company having failed to provide to the CVM or the Central Bank such information or documents reasonably available only through the Company, the Depositary will immediately send a copy of the Legal Warning to the Company, shall have the right to terminate this Deposit Agreement, upon at least 15 days’ prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination.  The effect of any such termination of this Deposit Agreement shall be as provided in Section 6.02.

SECTION 7.05

            Binding Effect on Owners and Beneficial Owners.

The Owners and Beneficial Owners shall be bound by all of the terms and conditions of this Deposit Agreement and of the Receipts by acceptance thereof.

SECTION 7.06

            Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if in English and personally delivered or sent by mail, or cable, telex or facsimile transmission confirmed by letter, addressed to: Paulo Penido Pinto Marques, Director of Finance and Investor Relations, USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. — USIMINAS, Rua Professor José Vieira de Mendonça 3011, Engenho Nogueira, 31310-260 Belo Horizonte, Minas Gerais, the Federative Republic of Brazil, facsimile number 011 55 313 499 8771 or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail, or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail, or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be sent to some other address, at the address designated in such request.

Delivery of a notice sent by mail, or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box; provided, however, that delivery of a notice to the Company or the Depositary shall be deemed to be effective when actually received by the Company or the Depositary, as the case may be.  The Depositary or the Company may, however, act upon any cable, telex or facsimile received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.07

            Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

SECTION 7.08

            Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain or until the termination of this Agreement.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

SECTION 7.09             Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Federative Republic of Brazil.

IN WITNESS WHEREOF, USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. — USIMINAS and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. — USIMINAS

By:________________________________

   Name:

   Title:

By:________________________________

   Name:

   Title:

THE BANK OF NEW YORK,

  as Depositary

By:________________________________

   Name:

   Title:

EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary

Share represents one

deposited Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR NON-VOTING PREFERRED SHARES

WITHOUT PAR VALUE OF

USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. - USIMINAS

(ORGANIZED UNDER THE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL)

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that___________ ____________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited non-voting ações preferenciais shares (herein called "Shares") of USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. - USIMINAS, a corporation with limited liability organized under the laws of the Federative Republic of Brazil (herein called the "Company").  At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the São Paulo office of Banco Bradesco S.A. (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

#

1.  THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of September 25, 2001 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced hereby, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Charter, the provisions of or governing the Deposited Securities and applicable law, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates for Shares, if any, in the name of the Owner hereof or as ordered by him or certificates for Shares properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, as provided in the Deposit Agreement; provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3 and any regulations deemed necessary or desirable by the Depositary or the Custodian to facilitate compliance with any applicable rules or regulations of the Banco Central do Brasil (the "Central Bank") or the Comissão de Valores Mobiliários (the "CVM").

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares for such offer and sale.

4.  LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof.  The Depositary may refuse to effect any transfer of this Receipt or any combination or split-up hereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.

5.  WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if any, are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. In addition, every person depositing Shares, taking delivery of or transferring Receipts, or surrendering Receipts and withdrawing Shares under the Deposit Agreement shall also be deemed thereby to acknowledge and agree that such Shares and the Receipts evidencing American Depositary Shares representing such Shares would not be Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.  FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts or Deposited Securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or such Receipt, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem reasonably necessary or proper or as the Company reasonably may require.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.  The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates, other information or representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

7.  CHARGES OF DEPOSITARY.

The Company agrees to pay the fees and reasonable out-of-pocket expenses of the Depositary and those of the Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present detailed statement for fees and such expenses to the Company at least once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever is applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.  PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership).  No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) Business Days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.  TITLE TO RECEIPTS.

It is a condition of this Receipt, and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.  VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.  REPORTS; INSPECTION OF TRANSFER BOOKS.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports, notices and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or a nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also make available for inspection by Owners of Receipts copies of such reports, notices and communications when furnished by the Company pursuant to the Deposit Agreement.  Any such reports, notices and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission applicable to the Company.  The Company agrees to provide to the Depositary, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), all documents that it provides to the Custodian.

In the event the Receipts are listed or quoted on a national securities exchange or quoted in an automated inter-dealer quotation system in the United States, the Company will promptly transmit to the Custodian English language versions of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and the Depositary will, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), arrange for the prompt transmittal by the Custodian to the Depositary of such notices, reports and other communications and arrange for the mailing, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Owners or, at the request of the Company, make such notices, reports and other communications available to all Owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares issued by the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of the Deposit Agreement. The Depositary will, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), make such copy and such notices, reports and other communications available for inspection by Owners at the Depositary's office, at the office of the Custodian and at any other designated transfer offices.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company; provided that such inspection shall not be for the purpose of communicating with Owners of Receipts for an object other than the business of the Company, including, without limitation, a matter related to the Deposit Agreement, the Receipts or the Deposited Securities.

The Depositary may, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement and shall upon the reasonable request of the Company, close the transfer books at any time or from time to time, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 of the Deposit Agreement which limit the suspension of withdrawals of Shares.

12.  DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or on its behalf, its agent, receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert or will cause its agent to convert, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), such dividend or distribution into Dollars and transfer such Dollars to the United States, and shall, as promptly as practicable, distribute the amount thus received (net of the expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company, the Depositary or the Custodian is required to withhold and does withhold from such cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary or on its behalf, its agent receives any distribution on any Deposited Securities other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary may, and shall if the Company so requests, as promptly as practicable, cause the securities or property received by it or its agent to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, with the Company's approval, which shall not be unreasonably withheld, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement and any expenses in connection with such sale) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash, all in the manner and subject to the conditions set forth in the Deposit Agreement.  To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in Section 4.02 of the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests, distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In addition, the Depositary may withhold any distribution of Receipts under Section 4.03 of the Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.  Provided that, in any such event, the Depositary may sell the Shares distributed upon the Deposited Securities and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems reasonably necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.  RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall determine the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Owners or to dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to this paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

Unless otherwise instructed by the Company, if the Depositary determines that it is not lawful or feasible to make such rights available to all or certain Owners, it will use its best efforts that are reasonable under the circumstances to, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, however, that nothing in this Deposit Agreement shall create, or shall be construed as creating, any obligation on the part of the Company to file a registration statement under the Securities Act with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.  CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or the Custodian shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such Foreign Currency into Dollars.  If, at the time of conversion of such Foreign Currency into Dollars, such Dollars can, pursuant to applicable law, be transferred outside of the Federative Republic of Brazil for distribution to Owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary or the Custodian shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then as promptly as possible to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation, in each case pursuant to Section 4.01 of the Deposit Agreement.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary or the Custodian as provided in Section 5.09 of the Deposit Agreement.

If such conversion, transfer or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or the Custodian shall file as promptly as practicable such application for approval or license; however, the Depositary or the Custodian shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.

If at any time Foreign Currency received by the Depositary or the Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable into the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.  RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, in each case with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or for any other reason, the Depositary shall fix a record date, which date shall be the same date as the record date fixed by the Company, if any, or as close thereto as practicable, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason, subject to the provisions of the Deposit Agreement.

16.  VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting or solicitation of proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting or solicitation, (or, if requested by the Company, a summary in English of such information provided by the Company), (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law, the Charter and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under Brazilian law, the Charter and the Deposited Securities to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares owned by such Owner in accordance with the instructions set forth in such request.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially or adversely affects the rights of holders of Shares.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall deliver, at least two Business Days prior to the date of such meeting, to the Company, to the attention of its Chief Financial Officer, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares evidenced by the Receipts owned by the Owners at such meeting.  Delivery of instructions will be made at the expense of the Company  (unless otherwise agreed in writing by the Company and the Depositary); provided that payment of such expenses shall not be a condition precedent to the obligations of the Depositary under Section 4.07 of the Deposit Agreement.

17.  CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, or split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, with the approval of the Company to the extent practicable, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States, the Federative Republic of Brazil or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Charter or the Deposited Securities, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, employees, agents or affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited by applicable law from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary nor any of their respective directors, employees, agents or affiliates assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary and each of its directors, employees, agents or affiliates shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary, whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09 of the Deposit Agreement) to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 of the Deposit Agreement.  However, for the avoidance of doubt, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of Shares, except to the extent any such liability arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or, (ii) material omissions from such information furnished by the Depositary or any Custodian.

No disclaimer of liability under the Securities Act is intended by any provisions of the Deposit Agreement.

The Depositary, subject to Sections 2.05 and 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

20.  AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT

The Depositary at any time, at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner's order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds and such other cash.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.

DISCLOSURE OF INTERESTS.

To the extent that provisions of or governing any Deposited Securities (including the Charter or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

23.

OWNERSHIP RESTRICTIONS.

The Company may restrict transfer of the Shares where such transfer might result in ownership of Shares exceeding limits under Brazilian law or the Charter.  The Company may also restrict, in such manner as it deems appropriate, transfer of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Owner or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Owner or Beneficial Owner in excess of such limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of an Owner or Beneficial Owner of the Shares represented by the American Depositary Shares held by such Owner or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law.  The Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with the reasonable and practicable written instructions of the Company as provided in Section 3.05 of the Deposit Agreement.  The Depositary shall incur no liability to Owners or Beneficial Owners for carrying out any instructions received from the Company pursuant to Section 3.05 of the Deposit Agreement.

24.

 SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

In the Deposit Agreement, the Company has (i) appointed CT Corporation System, 111 Eight Avenue, New York, New York 10011, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.